Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 33-28609; 33-45453; 33-61441; 333-08721; 333-61163; 333-86863; 333-86869; 333-72904; 333-104955; 333-118761; 333-126788; 333-146646, 333-162635, 333-176602 and 333-182609) and on Form S-3 (File Nos. 333-34674; 333-68922; 333-91888, 333-150538 and 333-183221) of Legg Mason, Inc. of our report dated May 24, 2013 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCooopers LLP
Baltimore, Maryland
May 24, 2013